UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

OXiGENE, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Supplement to Proxy Statement of OXiGENE, Inc.

Relating to Annual Meeting of Stockholders to be held June 11, 2003

OXiGENE, Inc. (“OXiGENE” or the “Company”) hereby notifies its stockholders that Mr. Gerald A. Eppner has resigned as a member of the Board of Directors of the Company and withdrawn his name from consideration for re-election at the upcoming annual meeting of stockholders (the “Annual Meeting”).

Mr. Eppner has been a Director of the Company since 1997. During the period of his service on the Board, OXiGENE has made significant progress, advancing from early stage drug development to its current platform of vascular targeting agents that are in human clinical trials. In his resignation letter to the Board of Directors, dated May 30, 2003, Mr. Eppner noted his pride in the Company’s progress and his pleasure in having served as a Director during this exciting period in OXiGENE’s history. He also noted that, as OXiGENE positions itself for the challenges ahead, seeking one or more new Directors with strong scientific backgrounds and/or pharmaceutical industry experience is an important priority. Mr. Eppner’s decision to withdraw his name from consideration for re-election will allow the Company to bring one such individual onto the Board in the near future without necessitating an expansion in the size of the Board.

The Company has an active effort underway to identify, interview and recruit Director candidates with appropriate scientific expertise and/or pharmaceutical industry experience. Although several interviews have taken place and a new Director may be appointed by the Board in the near future, it is not anticipated that any decision with respect to a new Director will be made before the Annual Meeting. If and when a new Director is appointed by the Board, such individual will, pursuant to the Company’s By-Laws, serve until the 2004 annual meeting of stockholders or until his or her earlier resignation or removal.

Accordingly, the Board hereby notifies the Company’s stockholders that the number of Directors to be elected at the Annual Meeting has been reduced to five. Please refer to the Company’s Proxy Statement, mailed to stockholders on or about May 8, 2003, for information with respect to the five nominees for election to the Board of Directors: Mr. Joel-Tomas Citron, Mr. Frederick W. Driscoll, Arthur B. Laffer, Ph.D., Mr. Per-Olof Söderberg, and Mr. William N. Shiebler.

Whether or not you plan to attend the Annual Meeting, you are requested to complete, sign, date and return the proxy card which accompanied the Proxy Statement as soon as possible in accordance with the instructions on the proxy card. If you have already done so, we thank you.

June 2, 2003